                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the
Fourth Quarter and Fiscal Year Ended 2020

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - December 21, 2020 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and fiscal year ended October 3, 2020.
The Company’s fiscal year ends on the Saturday nearest September 30. Accordingly, the fiscal years ended October 3, 2020 and September 28, 2019 included 53 and 52 weeks, respectively and the quarters ended October 3, 2020 and September 28, 2019 contained 14 and 13 weeks, respectively. Having one more week in the fourth quarter and full year ended October 3, 2020 distorts the comparison of results with the prior year periods.

Financial Results
Total revenues for the 14-weeks ended October 3, 2020 were $21,774,000 versus $41,688,000 for the 13-weeks ended September 28, 2019.
Total revenues for the year ended October 3, 2020 were $106,490,000 versus $162,354,000 for the year ended September 28, 2019. The year ended September 28, 2019 includes revenues of $1,040,000 related to Durgin-Park which was closed January 12, 2019.
As a result of state and local governments issuing “stay at home” orders and mandatory shut-down requirements all of our restaurants were temporarily closed in March 2020. Such orders were lifted from May through August 2020 by the various states in which we operate allowing the Company to reopen all of its properties, with the exception of Thunder Grill in Washington, D.C., at varying levels of limited capacity as allowed by federal, state and local governments. Accordingly, we have not presented Company-wide same store sales as they are not meaningful based on these events.
The Company’s EBITDA, adjusted for non-controlling interests and non-cash stock option expense, for the 14-weeks ended October 3, 2020 was ($1,785,000) versus $2,636,000 during the 13 week period ended September 28, 2019. Net loss for the 14-weeks ended October 3, 2020 was ($1,897,000) or ($0.54) per basic and diluted share, compared to a net loss of ($554,000) or ($0.16) per basic and diluted share, for the 13 week period ended September 28, 2019.
The Company’s EBITDA, adjusted for non-controlling interests, non-cash stock option expense, losses on property closures and an impairment loss, for the year ended October 3, 2020 was ($3,182,000) versus $12,340,000 last year. Net loss for the year ended October 3, 2020 was ($4,688,000) or ($1.34) per basic and diluted share, compared to net income of $2,676,000, or $0.77 per basic share, $0.76 per diluted share, last year.

COVID-19 Update
The Company’s 2020 fiscal year started strong with revenues and same store sales up 7.3% and 3.5%, respectively for the first quarter compared to the prior year and continuing through February. However, as the novel Coronavirus (“COVID-19”) rapidly spread throughout the world and to the United States we began to experience the impact of COVID-19 during March 2020, resulting in a decline in traffic in early March and the government mandated temporary closures of all of our restaurants during the last two weeks of March 2020. As state and local governments lifted “stay at home” orders and mandatory shut-down requirements from May through August 2020, the Company has reopened all of its properties, with the exception of Thunder Grill in Washington, D.C., at varying levels of limited capacity as allowed by federal, state and local governments. Although we have experienced some recovery from the initial impact of COVID-19, to date, the impact on our business has been substantial and the long-term impact on our business remains uncertain. We continue to monitor and adhere to local restrictions and are maintaining elevated safety measures.

As a result of the above, included in our operating losses for the 14 weeks and year ended October 3, 2020, are approximately $150,000 and $3,150,000 of costs directly related to COVID-19. Such costs consist primarily of payments to employees for paid-time off during restaurant closures, inventory waste, and rent and related costs for closed restaurants from the day that they closed until reopening.

In response to the business disruption and liquidity concerns caused by the COVID-19 pandemic, the Company has taken the following actions, which management expects will enable it to meet its obligations over the next 12 months:
•While restaurants were closed or continue to be closed, we furloughed all hourly employees and approximately 95% of salaried restaurant management personnel, while enacting salary reductions for all remaining restaurant management personnel.
•As restaurants re-opened, restaurants management salaries were restored to 70% of pre-pandemic amounts. If a location produced sustained cash flow, restaurant management salaries were restored to 100% of pre-pandemic amounts.
•Initially reduced the pay of all corporate and administrative staff by 50% to 75% and senior management salaries by 75% to 95%. As of October 3, 2020, most corporate salaries have been restored to 65% of pre-pandemic levels. In addition, the Board waived its fees for the balance of 2020.
•Entered into a Payment Suspension Agreement with our bank which deferred aggregate principal payments of $675,000 due on June 1, 2020 to the respective loan maturity dates and an agreement to extend the maturity dates of our revolving credit facility. In addition, the bank agreed to relaxed financial covenants through fiscal Q3 2021.
•Canceled the payment of the $0.25 dividend declared on March 2, 2020.
•Suspended future dividend payments until such time as the Board deems appropriate to reinstate.
•Canceled or delayed all non-essential capital expenditures.
•Suspended the vast majority of lease payments while our restaurants were closed as a result of government mandated shutdowns, and attempted to negotiate rent concessions, abatements and deferrals with our landlords to reduce the lease payments. While some landlords have agreed to concessions, several negotiations are still ongoing as of the date of this filing and we will attempt to obtain further concessions through April 2021 at many of our leased properties. However, there can be no assurance that the Company will be successful in obtaining the relief it is seeking.
•Certain Company subsidiaries applied for and received a total of approximately $15.0 million of loans under the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020.
•Utilized additional provisions of the CARES Act to obtain tax savings as well as the deferral of our portion of social security taxes to future years.
Due to the rapid development and fluidity of this situation, management cannot determine the ultimate impact that the COVID-19 pandemic will have on the Company’s consolidated financial condition, liquidity, future results of operations, suppliers, industry, and workforce and therefore any prediction as to the ultimate material adverse impact on the Company’s consolidated financial condition, liquidity, and future results of operations is uncertain. The disruption in operations has led the Company to consider the impact of the COVID-19 pandemic on its liquidity, debt covenant compliance, and recoverability of long-lived and right-of-use assets, goodwill and intangible assets, among others. In addition, we cannot predict how soon we will be able to reopen any or all of our restaurants at full capacity or whether they will be required to close again in the future, as these decisions will depend primarily on the actions of a number of governmental bodies over which we have no control. Moreover, once restrictions are lifted, it is unclear how quickly customers will return to our restaurants, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses. If these disruptions continue, the Company expects a continued material negative impact on its consolidated financial position, future results of operations and liquidity. The extent of such negative impact will be determined, in part, by the longevity and severity of the pandemic.

Other Matters
During the 2019 fiscal year, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it was located, and rising labor costs. As a result, included in the Consolidated Condensed Statement of Operations for the year ended September 28, 2019 are losses on closure in the amount of $1,106,000 consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $52,000. The restaurant was closed on January 12, 2019.
Management continually evaluates unfavorable cash flows, if any, related to underperforming restaurants. Periodically it is concluded that certain properties have become impaired based on their existing and anticipated future economic outlook in their respective markets. In such instances, we may impair assets to reduce their carrying values to fair values. Estimated fair values of impaired properties are based on comparable valuations, cash flows and/or management judgment. As a result of the underperformance and increased competition at Clyde Frazier's Wine and Dine, the Company has recorded an impairment charge of $2,857,000 for the year ended September 28, 2019 related to this property.
On April 2, 2020, the Company advised the landlord of a catering space in New York, NY that we would be terminating the lease. In connection with this notification, the Company recorded a loss of $364,000 during the year ended October 3, 2020 consisting of (i) rent accrued in accordance with the termination provisions of the lease, (ii) the write-off of the unamortized balance of purchased leasehold rights, (iii) the write-off of our security deposit, (iv) the write-off of right-of-use assets and related lease liabilities, and (v) the write-off of the net book value of fixed assets.
The Company adopted the new lease accounting standards on September 29, 2019 (the first day of fiscal year 2020) which requires us to recognize assets and liabilities for leases with lease terms of more than twelve months on our balance sheet. We used a modified retrospective approach and therefore did not restate comparative periods for those lease contracts for which we have taken possession of the property as of September 28, 2019. Accordingly, prior period amounts were not revised and continue to be reported in accordance with the accounting standards then in effect. As a result of the adoption of this standard, we recorded right-of-use assets of $62,330,000 and lease liabilities related to our real estate operating leases of $63,943,000. The adoption of this standard did not materially impact retained earnings or our Consolidated Condensed Statement of Operations and had no impact on cash flows.
On November 13, 2020, the Company was advised by the landlord that it would have to vacate Gallagher’s Steakhouse and Gallagher’s Burger Bar at the Resorts Casino Hotel located in Atlantic City, NJ. which were on a month-to-month, no rent lease. The Company expects that the closure of this property will occur on January 4, 2021 and will not result in a material charge to the Company’s operations.
On October 2, 2020, the Company, through a newly formed, wholly-owned subsidiary, entered into an agreement to acquire the assets of Bear Ice, Inc. and File Gumbo Inc., which collectively operate a restaurant and bar named Blue Moon Fish Company located in Lauderdale by the Sea, FL. The transaction closed on December 1, 2020 with the total purchase price being $2,750,000 plus inventory and was paid with cash in the amount of $1,750,000 and a four year note held by the sellers in the amount of $1,000,000 payable monthly with 5% interest. The acquisition will be accounted for as a business combination. Concurrent with the acquisition, the Company assumed the related lease which expires in 2026 and has four, five-year extension options. Rent payments under the lease are approximately $360,000 per year and increase by approximately 15% as each option is exercised.
On December 11, 2020, New York State Governor Andrew Cuomo announced the shutdown of indoor dining in New York City indefinitely starting on Monday, December 14, 2020. We expect this will have a material adverse impact on our operations in New York, as will a shutdown of the entire City of New York, which is being considered by the Mayor of New York City as well as shut downs in any other cities where we operate.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 20 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, three are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach and JB’s on the Beach in Deerfield Beach, and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Operations
(In Thousands, Except per share amounts)

	14 Weeks Ended October 3, 2020	13 Weeks Ended September 28, 2019	53 Weeks Ended October 3, 2020	52 Weeks Ended September 28, 2019

TOTAL REVENUES	$21,774	$41,688	$106,490	$162,354
COSTS AND EXPENSES:
Food and beverage cost of sales	6,217	11,453	28,583	43,435
Payroll expenses	9,049	14,727	40,975	56,675
Occupancy expenses	3,118	4,356	15,391	17,413
Other operating costs and expenses	2,923	5,327	14,757	20,378
General and administrative expenses	2,272	3,171	10,160	12,011
Depreciation and amortization	868	1,665	4,056	5,233
Loss on termination of lease	—	—	364	—
Loss on closure of Durgin-Park	—	—	—	1,106
Impairment loss from write-down of long-lived assets	—	2,857	—	2,857
Total costs and expenses	24,447	43,556	114,286	159,108
OPERATING INCOME (LOSS)	(2,673)	(1,868)	(7,796)	3,246
OTHER (INCOME) EXPENSE:
Interest expense, net	353	393	1,295	1,376
Other income	(88)	—	(88)	—
INCOME (LOSS) BEFORE BENEFIT FOR INCOME TAXES	(2,938)	(2,261)	(9,003)	1,870
Benefit for income taxes	(1,172)	(1,320)	(4,385)	(591)
CONSOLIDATED NET INCOME (LOSS)	(1,766)	(941)	(4,618)	2,461
Net income (loss) attributable to non-controlling interests	(131)	387	(70)	215
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(1,897)	$(554)	$(4,688)	$2,676

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.54)	$(0.16)	$(1.34)	$0.77
Diluted	$(0.54)	$(0.16)	$(1.34)	$0.76
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,501	3,486	3,500	3,479
Diluted	3,501	3,486	3,500	3,531

EBITDA Reconciliation:
Income (loss) before benefit for income taxes	$(2,938)	$(2,261)	$(9,003)	$1,870
Depreciation and amortization	868	1,665	4,056	5,233
Interest expense, net	353	393	1,295	1,376
EBITDA (a)	$(1,717)	$(203)	$(3,652)	$8,479
EBITDA adjusted for non-controlling interests, non-cash stock option expense, losses on property closures and impairment losses:
EBITDA (as defined) (a)	$(1,717)	$(203)	$(3,652)	$8,479
Net (income) loss attributable to non-controlling interests	(131)	(42)	(70)	(214)
Non-cash stock option expense	63	24	176	112
Loss on lease termination	—	—	364	—
Loss on closure of Durgin-Park	—	—	—	1,106
Impairment loss from write-down of long-lived assets	$—	$2,857	$—	$2,857
EBITDA, as adjusted	$(1,785)	$2,636	$(3,182)	$12,340

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.